Exhibit 3.2

                    BY-LAWS OF MEDISCIENCE TECHNOLOGY CORP,



                                ARTICLE I OFFICES

                  1. Registered  Office and Agent.  -- The registered  office of
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            the  Corporation  in the Stale of New  Jersey is at 1235  Folkestone
            Way,  Cherry  Hill,  New  Jersey.   The  registered   agent  of  the
            Corporation at such office is Peter Katevatis,

                  2. Principle Place of Business. -- The principal place of business of the Corporation is 1235 Folkestone Way, Cherry Hill, New Jersey 08034,

                  3. Other places of Business.  -- Branch or subordinate  places
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            of business or offices may be  established  at any time by the Board at any place or places where the Corporation is qualified to do business.

                             ARTICLE II SHAREHOLDERS
            14A:5-2

            1. Annual Meeting.  -- The annual meeting of shareholders shall 14A:
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            5-4(1) be held  upon,  not Jess than ten nor more  than  sixty  days written notice of the tune, place, and purposes of the meeting at 10:00 o'clock am, on the first Monday in June of each year at the registered office of the 34A:5-1 Corporation or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day,

14A:5-3     2. Special  Meetings.  -- A special  meeting of  shareholders  maybe
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            called for any purpose by the  President,  the Chairman of the Board or l4A:5-4 the Board. A special meeting shall be held upon not less than ten not more than sixty days written notice of the time, place, and purposes of the meeting.


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14A:5-6     3. Action  Without  Meeting.  - The  shareholders  may act without a meeting by written consent in accordance with N.LS.A.



 14A:5-6. Such consents may be executed together, or in counterparts, and shall be filed in the Minute; Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets.



14A:5-9(1)  4.  Quorum -- The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum!


                          ARTICLE IN BOARD OF DIRECTORS

            14A:6-2 1. Number and Term of Office.  The Board shall consist of MO
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            more than 15 and no leas than 7 members.  The precise number shall ]
            4A; 6-3 be set from time to time by the Board. Bach director shall be elected by the shareholders and shall hold office until the next annual meeting of shareholders and until that director's successor shall have been decided and qualified.

14A:6-10(2) 2. Regular Meetings. -- A regular meeting of the Board shall be held
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            without  notice  immediately  following and at the same place as the annual shareholders' meeting for the purposes of electing officers and conducting such other business as may come before the meeting.
            The Board, by resolution, may provide tor additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.


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14A:6-10(2) 3. Special  Meeting.  - A special meeting of the Board may be called
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            at any  time by the  President,  the  Chairman  of the  Board  or by directors for any purpose. Such meetings shall be held up on one day's notice if given orally (either by telephone or in person) or by facsimile, or by five days' notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

14A:6-7.1(5)4. Action  Without  Meeting.  -- The Board may act without a meeting
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            if, prior or  subsequent  to such  action,  each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the Minute Book.



14A:6-7.1(3)5.  Quorum,  -- A majority of the entire  Board shall  constitute  a
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            quorum for the transaction of business.



14A:6-S     6. Vacancies in BOARD OF DIRECTORS.  -- Any vacancy in the Board and
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            newly  created  directorships  resulting  from  an  increase  in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.



14A:6-6     7. Removal of Directors -- Any director may be removed for cause, or
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            without  cause  unless  otherwise  provided  in the  Certificate  of
            Incorporation of the Corporation, as it maybe amended from time to time (the "Certificate of Incorporation"),by a majority vote of shareholders.





14A:6-10(3) 8.  Presence  at  Meetings.   --  Where  appropriate   communication
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            facilities are reasonably available, any or all directors shall have the right; to participate in all or any part of a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.


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                                   ARTICLE IV
                                WAIVERS OF NOTICE

         14A:5-5 1.
                  Any notice  required by these By-Laws,  by the  Certificate of
            Incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Bach director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


                                    ARTICLE V

                                    OFFICERS

            14; 6-1.5(1) 1. election.  -- At its regular  meeting  following the
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            annual meeting of shareholders,  the Board shall elect a Chairman of the Board, a President, a Treasurer, a Secretary, and it may elect such other

            14A:6-1S (2) officers, including one or more vice presidents, assistant treasurers or assistant secretaries, as it shall deem necessary. One person may hold two or more offices.

14:6*-15(4) 2. Duties and  Authority of Chairman of the Board.  --o The Chairman
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            of the Board shall preside at all meetings of the  shareholders  and the Board and shall have such other duties and authorities as the Board shall from time to time delegate to Mm. In the absence of the President of in the event of his death, inability or refusal to act, the Chairman of the Board shall perform the duties and be vested with the authority of the President.


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14:6-15(4)  3. Duties and  Authority of  President.  -- The  President  shall be
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            chief  executive  officer of the  Corporation,  Subject  only to the authority of the Board; he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically by the Board. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation. In the absence of the Chairman of the Board or in the event of his death inability or refusal to act, the President shall perform the duties and be vested with the authority of the Chairman of the Board.


14A:6rl5<4) 4. Duties and Authority of Vice President.  -- The Vice President or
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            Vice Presidents shall perform such duties and have such authority as from time to time may be delegated to him or them by the President, by the Chairman of the Board or by the Board.


14A:6-15(4) 5. Duties and  Authority of Treasurer.  -- The Treasurer  shall have
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            the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer and any Assistant Treasurers shall per form such other duties and possess such other powers as are incident to that office or as shall be assigned by the President, by the Chairman of the Board or by the Board.


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14A:6-15(4) 6. Duties and Authority of Secretary.  -- The Secretary  shall cause
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            notices of all meetings to be served as  prescribed in these By-Laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board, The Secretary shall have charge of the seal of the Corporation. The Secretary and any Assistant Secretaries shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President, by the Chairman of the Board.


      Removal and Resignation of Officers: Filling of Vacancies
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A.    Any  officer  elected  by the Board may be  removed  by the Board  with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

B. An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shaft be specified in the. notice of resignation.

C. Any vacancy occurring among the officers, however caused, shall be filled by the Board.


                                   ARTICLE VI
                AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

                  1. Force and Effect of Bylaws.  - These By-Laws are subject to
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            the  provisions  of the New  Jersey  Business  Corporation  Act (the
            "Act") and the Certificate of Incorporation, If any provision in these By-Laws i<< inconsistent with a provision in the Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.


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                  2. Wherever in these By-Laws  references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole ^corporate, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

14A; 2-9(1)       3.  Amendments  to By-Laws.  -- These  By-Laws may be altered,
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            amended,  or repealed by the  shareholders or the Board.  Any By-Law adopted, amended, or repealed by the shareholders may be amended or n repealed by the Board, unless the resolution of the shareholders, adopting such By-Law expressly reserves to the shareholders the right to amend or repeal it.



                  4. Fiscal  Year.  - The fiscal year of die  Corporation  shall
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            begin on the first day of March of each year.

                  5. By-laws. - Indemnification of Officers and Directors

                  The By-laws of the  Company  provide  that the  Company  shall indemnify, and advance expenses to, any director, officer, employee or agent of the Company to the fullest extent permitted by law more fully described in the following.

                  The Business  Corporation  Act of the State of New Jersey (the
            "BCA") provides for indemnification of any person (the "Indemnities"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil or criminal proceeding to which such a person has been or has been threatened to have been made a party by reason of the fact that he is or was serving as a director, officer, employee or agent of the Company or by reason of the fact that he is or was serving  at the  request  of the  Company  as a  director,  officer,
            employee  or  agent  of  another  corporation,   partnership,  joint
            venture, trust or other enterprise. Pursuant to the BCA, an indemnity may be provided for if the Indemnities acted in good faith (and with respect to a criminal action or proceeding, had no reasonable cause to we've his conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of the Company. With respect to any threatened, pending or completed action or suit by or in the right of the Company, the BCA provides that the Company may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnities acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made if the Indemnities shall have been adjudged to be liable to the Company unless specific court approval is obtained. The BCA further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, and vote of shareholders or disinterested directors or otherwise.